Exhibit 99.1

For Immediate Release
Investor Relations
605.782.1767

META FINANCIAL GROUP, INC.® ANNOUNCES PURCHASE AGREEMENTS FOR
$23 MILLION OF NEW CAPITAL

(Sioux Falls, South Dakota – June 30, 2015) Meta Financial Group, Inc.® (the “Company”) (NASDAQ: CASH) today announced that it entered into separate purchase agreements after market close on each of June 25, 2015 and June 29, 2015, under which the Company has agreed to sell to several institutional investors an aggregate of approximately 535,000 shares of the Company’s common stock, for aggregate consideration of approximately $23 million. The Company has agreed to sell shares of its common stock pursuant to each purchase agreement at a price per share equal to the closing price of the Company’s common stock on the date on which the Company and the applicable investors entered into such purchase agreement. The Company intends to use the net proceeds from these proposed stock issuances to finance a future acquisition.

J. Tyler Haahr, Chairman, President and Chief Executive Officer of the Company and MetaBank, commented, “We are very pleased with this proposed financing and appreciative of the support we received from investors. This positions us to opportunistically and efficiently pursue strategic acquisitions without creating dilution prior to consummating an acquisition.”

The closings of the proposed private placement transactions are subject to the concurrent consummation of an acquisition prior to September 30, 2015 that satisfies specified minimum criteria, as well as customary conditions, including the non-occurrence of a material adverse effect as to the Company.

The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission, which will include a more detailed description of the proposed private placement transactions and copies of the transaction documents.

This press release and other important information about the Company are available at http://www.metafinancialgroup.com.

The Company and its wholly-owned subsidiary, MetaBank® (the “Bank” or “MetaBank”), may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: statements about the terms, timing, completion and effects of the proposed private placement transactions; future operating results; customer retention; loan and other product demand; important components of the Company's balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States' economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; the ability of the Bank to successfully integrate the operations of AFS/IBEX Financial Services Inc.; the impact of changes in financial services laws and regulations, including, but not limited to, our relationship with our primary regulators, the Office of the Comptroller of the Currency and the Federal Reserve; technological changes, including, but not limited to, the protection of electronic files or databases; acquisitions; litigation risk in general, including, but not limited to, those risks involving the MPS division; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by the Bank of its status as a well-capitalized institution; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default; and the Company not being able to complete the proposed private placement transactions on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to satisfy closing conditions in the purchase agreements, and even if the proposed private placement transactions are consummated, the Company’s future growth plans may not be successful.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

ADDITIONAL INFORMATION

Securities to be issued upon the closings of the proposed private placement transactions described in this press release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and unless so registered, any such securities sold may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement with the SEC covering the resale of the shares sold in the private placements following the closings of the private placement transactions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.